CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 50 to File No. 033-84762; Amendment No. 53 to File No. 811-08648) of WT Mutual Fund of our reports dated August 24, 2010 with respect to the Prime Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Short/Intermediate-Term Bond Fund, Broad Market Bond Fund, and Municipal Bond Fund, and our reports dated August 27, 2010 with respect to the Large-Cap Strategy Fund, Small-Cap Strategy Fund, Multi-Manager International Fund, Multi-Manager Real Asset Fund, Aggressive Asset Allocation Fund and Conservative Asset Allocation Fund, included in the 2010 Annual Reports to shareholders.



Philadelphia, Pennsylvania
October  25,  2010